AMENDED AND RESTATED OPERATING AND REVENUE SHARING
                          MANAGEMENT SERVICES AGREEMENT

          This Amended and Restated Operating and Revenue Sharing Management Services Agreement ("Agreement") is effective the 13th day of March, 1998, by and between International Gaming, LTD., or assigns, hereinafter "IG" or "Licensee", a Nevis corporation, and Cyberoad.com (IOM) hereinafter "CIOM", an Isle of Man corporation.

                                    RECITALS
                                    --------

          These  recitals  form  a  material  part  of  this  agreement.

          WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties develops gaming software, transaction systems for verifiable events wagering, and has developed valuable technology, software, arid support know-how and related expertise known as CR Net book (TM).

          WHEREAS, IG is in the process of securing financing for the purpose of licensing software, and wishes to enter into an agreement with CIOM for CIOM and/or its affiliates through contractual agreements with third parties to market the services of a sports gaming facility pursuant to which IG intends to operate and market the services of a sports gaming facility that provides wagering opportunities on verifiable events in sports.

          WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties provides services in order for the licensee to operate and maintain its own call center.

          WHEREAS, the Parties have contemporaneously entered into a non-exclusive license agreement by which CIOM grants IG a non-exclusive license to Proprietary Technology owned by CIOM and/or its affiliates in connection with the sportsbook, with its operational center in Costa Rica, and other associated sites as needed (details of such license is outlined in a separate License Agreement attached hereto).

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements recited in this Agreement and for other good and valuable consideration. the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1.     DEFINITIONS  As applicable in the normal course of the Interactive Gaming
       -----------
Industry,  and  as  defined  in  the  Nonexclusive  license  agreement.

2.     TERM  AND  Conditions  PRECEDENT
       ----  ---  ----------  ---------

          2.1 Term. This Agreement shall remain in force for 99 years or until terminated by either party for cause, or under paragraph 2.1.1.

              2.1.1 Termination. Either party to this contract can terminate upon giving 12 months notice after 9 year of operations without cause. Unless a superseding agreement is entered into by the parties, CIOM will not have any duty of any nature upon the termination of this agreement, except to do whatever is necessary to effect a smooth transition for 1G.

          2.2 Representations and Warranties. IG represents and warrants the following:

              2.2.1 IG certifies that it is a corporation in good standing and validly existing under the laws of the jurisdiction of Nevis, W.I.

              2.2.2 IG certifies that its actions entering the License Agreement have been duly authorized by its board of directors and no consents or approvals, to the best of the parties knowledge are required to be obtained (not otherwise already obtained) from any governmental agencies of any kind having jurisdiction over it and its activities.


              2.2.3 IG certifies that entering into this Agreement will not violate any other agreements of any kind to which it is a party parties and that this Agreement will be enforceable by its terms.

3.     SYSTEMS  REQUIREMENTS  AND  PERFORMANCE  STANDARDS  AND EQUIPMENT Sharing
--     -------  ------------  ---  -----------  ---------  --- --------- -------

          3.1 Equipment Sharing. IG shall pay for its own call center equipment and equipment updates.

          3.2 Operating Costs and Other. Shall be as outlined in Schedule A, contained herein. System requirements will be as follows,

              3.2.1 Language. Version 1.0 of the IG Sportsbook Site shall communicate by the English language. For future versions of the IG Sportsbook, CIOM shall promptly and reasonably adapt the IG Sportsbook Site to other languages, including Japanese, Chinese, Spanish, German, and Russian, as may be technically feasible, at IG's sole expense under a budget approved by IG in advance of such adaptation.

              3.2.2 Customizing. At IG's request and sole expense, CIOM shall promptly and to IG satisfaction, customize the original Site and IG's Sportsbook located there, by additional programming, to create multi-ethnic identities and other required languages. All costs for adapting Licensee's IG Sportsbook Site as described in this Section shall be incurred pursuant to a budget agreed to in writing by the parties. The adaptation of IG's IG Sportsbook, to include the customization to create multi-ethnic and multi-language identities, shall, for the purpose of this Paragraph, be deemed to occur at but one website and under a single license fee. Additional web pages that refer clients to the same IG Sportsbook site shall not subject IG to an additional license fee. However, any additional website shall be subject to an additional license fee.

              3.2.3 Proprietary Data Bases. CIOM shall provide a reasonable system design to create proprietary databases of Clients who visit, register, or wager at the Site. CIOM will not solicit IG's clients or sell, disclose, or transmit, any proprietary client data to any third party without IG's written consent CIOM will provide reports on a monthly basis that record the sites and sources from which the clients entered the system client Tracking"). The proprietary database shall remain and be the sole and exclusive property of 1G.

              3.2.4 Specific Sports and Bets. CIOM shall provide at least the following event types to satisfy the requirements in Paragraphs 3.1.1 through
3.1.5  above:

              3.2.4.1     NFL  American  Football

              3.2.4.2     NCAA  College  Football

              3.2.4.3     NBA  Basketball

              3.2.4.4     NCAA  College  Basketball

              3.2.4.5     NHL  Ice  Hockey

              3.2.4.6     Major  League  Baseball

              3.2.4.7     Boxing

              3.2.4.8     Soccer

              3.2.4.9     Included  wagering  types:

                                      Moneyline

                                      Game Total

                                      Point  spreads  Futures

                                      Teaser  &  Parlays  Propositions/Exotics

                                      Point  spreads  Futures

CIOM shall promptly incorporate new event and wager types into the IG Sportsbook as may be reasonably requested by Licensee. Such new wager and event types shall be added at Licensee's expense and pursuant to a budget agreed to in writing by the Parties, unless they are normal additions included in system upgrades under the normal course of business. CIOM is not obligated to update, support or host the software, or maintain any networks if this Agreement is terminated, except as otherwise provided herein.

              3.2.5 Player Registration. CIOM shall provide user access to allow users to register electronically over the Internet as prospective account holders on the Site and to review on line all rules, terms, and conditions applicable to Gaming and other uses on the Site.

              3.2.6 Player Assistance. CIOM shall provide player support on a cost basis as outlined in Schedule A.

              3.2.7 Financial Transactions. CIOM shall provide to Licensee such applications as are necessary to provide electronic or other access to banks to transfer Periodic Gross Win/Loss administered under the revenue sharing provisions of Article 6 and Schedule A of this Agreement, as well as archival storage capabilities for later audit and verification purposes.

          3.3 Hardware. Is as defined in Schedule A. CIOM shall at its sole cost and expense, provide or cause to be provided by a third party of its designation, all utilities and services furnished to or to be used at the Site or by the Server. IG shall pay for its own call center equipment.

          3.4 Operation and Repair. The following performance standards shall apply to Licensor's obligations under this Agreement:

              3.4.1 Server. CIOM shall, during the term of this Agreement, keep the Servers in good working condition and repair, except for any damage caused to the Server by any negligent act of IG or its agents, employees, or invitees. CIOM shall, during the term of this Agreement, provide sufficient Server capacity such that users of the IG Sportsbook may reasonably operate the applications contained in the IG Sportsbook. All repairs made by CIOM shall be at its expense. CIOM shall have no liability to IG for damages arising from or related to operation of the Server except for gross negligence of CIOM's employees, agents, or invitees.

              3.4.2 Web Site. IG will pay for the development of the original web site as outlined in Schedule A. CIOM shall, during the term of this Agreement, keep the Site in good working condition and repair, except for any damage caused to the Site by any negligent act of IG or its agents, employees, or invitees, and events beyond CIOM's control. All repairs made by CIOM shall be at CIOM's expense. If IG desires to upgrade the system, IG must agree in writing to pay the agreed upon fee towards any future upgrades, revisions or expansions. IG expressly waives and relinquishes the provisions of any law or any other right permitting IG to make repairs at CIOM's expense, except in cases where CIOM is grossly negligent. CIOM shall have no liability to IG for damages arising from or related to operation of the Site except for gross negligence of CIOM's employees, agents, or invitees. Title to the site and all copyrights and trademarks thereon other than the CIOM software shall be vested solely and exclusively in 1G.

          3.5 Alterations. IG shall not make any alterations to any programs or graphic displays used on the Site and shall submit all requests for any such alteration to CIOM in writing. Upon receipt of any such request by IG, CIOM shall reasonably determine whether any such alterations may be incorporated into the Site and CIOM shall report such determinations to IG in writing within 30 days. Thereafter, if CIOM determines such alterations may reasonably be made, it shall do so at IG's expense, and shall begin such alterations within 30 days. CIOM will not unreasonably withhold consent in areas of web site design, graphics, or content.

          3.6 Flaws or Glitches. CIOM shall promptly correct any flaws or glitches in any program or graphic displays.

          3.7 Site Control CIOM shall have exclusive control of and management responsibilities for all Servers and shall have the right to establish, modify, amend normal revision controls and Network/Server Management roles and regulations for the use of the Servers and Software at the Site. CIOM shall install software on all Servers to ensure the continued operation of the Site.
Nothing in this paragraph shall be construed to constitute control of such contents by CIOM and the Licensee agrees to allow display at the Site of any such disclaimer reasonably requested by CIOM.

          3.8 Audit of Books and Records. Periodic and regular audits shall be made on a yearly basis. The Parties shall engage and each pay half the fees of the accounting firm selected under this agreement to audit the accounts, records, and transactions established and performed under Articles 5 and 6 of this Agreement. Additional audits requested separately shall be paid by the initiating party. If the audit reveals underpayment by CIOM to IG of greater than 5%, then CIOM shall pay all costs of the audit, and any amounts due, including carrying cost at 3% above LIBOR.

4.     MARKETING
--     ---------

          IG shall prepare and pay for a marketing plan, and subsequent marketing, in developing the IG Sportsbook site.

5.     BANKROLL
--     --------

          5.1 Licensee shall make such funds available that it has the ability to pay for any and all winnings that may be generated by the clients.

6.     REVENUE  Sharing
--     -------  -------

          6.1 The Gross Win/Loss shall be disbursed through the c-cash system on a daily basis. Any revenues derived by Licensee under this Agreement, shall be paid to the Parties as follows:

              6.1.1 Revenue  Sharing  to  CIOM,  See  Schedule  A.

              6.1.2 Revenue  Sharing  to  IG,  See  Schedule  A.

              6.1.3 The Gross Win/Loss, Cash Transactions and any cash recorded in or by the IG Sportsbook, that both patties have an interest in, shall be recorded and monitored according to mutually agreed guidelines.

7.     PAYMENT  OF  LICENSE  FEES  HARDWARE
--     -------  --  -------  --------------

          7.1     Licensing  Fees,  See  Schedule  A

          7.2     System  Use  Fees,  See  Schedule  A

8.     OTHER  AGREEMENTS
--     -----  ----------

          8.1 Incorporation and Cross-Covenants. The provisions of the Nonexclusive License Agreement, to the extent they are not inconsistent with any provision of this Agreement, are incorporated by reference and shall become a part of this Agreement. A material breach by either Party of the License Agreement shall be a breach of this Agreement.

9.     WARRANTIES  AND  REPRESENTATIONS
--     ----------  ---  ---------------

          9.1 Warranty. CIOM warrants that Licensee's IG Sportsbook Site will perform substantially in accordance with the performance specifications of this Agreement.

          9.2 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN LAW OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CIOM DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE OTHER THAN FOR THE OPERATION OF SPORTSBOOK WAGERING, FOR THE SERVICE, SOFTWARE, AND HARDWARE INVOLVED IN OR RELATED TO THE OPERATION OF IG'S IG SPORTSBOOK SITE.

          9.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN LAW OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CIOM SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, EXEMPLARY, OR PUNITIVE DAMAGES) ARISING FROM OR RELATED TO OPERATION OF IG'S IG SPORTSBOOK SITE.

10.  DEFAULTS  AND  REMEDIES
-------------  ---  --------

          10.l  Event  of  Defaults  and  Remedies.

              10.1.1 By Licensee. It shall be an Event of Default if any of the following breaches exists and remains in effect for a period of fifteen (15) days after IG's receipt of CIOM's written notice to 1G.

              10.1.1.1 IG becomes insolvent, calls a meeting of creditors or has creditors' committee appointed, makes general assignment for the benefits of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall seek to be adjudicated bankrupt or insolvent, or shall file any petition or answer or otherwise commence an action or proceeding seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the laws applicable to Nevis jurisdiction or any other present or future statute, law, or regulation, or shall file any answer admitting or not contesting the allegations of the petition filed against any such action or proceeding, or shall seek or consent or acquiesce to the appointment of any trustee, receiver, or liquidator of IG or of any part of the property of 1G.

              10.1.1.2 Any action or proceeding is commenced against IG seeking any reorganization, arrangement, liquidation, dissolution or similar relief under the Nevis Bankruptcy Code or any other or future statute, law or regulation, or the appointment of any trustee, receiver or liquidator of IG or any or all of its property is not dismissed within 60 days of the commencement or appointment, or IG by any act or omission indicates its consent to, acquiescence in or approval of, any such action, proceeding or appointment or if the relief requested is granted sooner.

              10.1.1.3 Any monies owing to CIOM by IG remain unpaid by IG for 15 days after written notice of payments in arrears.

              10.1.2 By  CIOM.     It shall be an Event of Default if any of the
following breaches exists and remains in effect for a period of fifteen (15) days after CIOM's receipt of IG's written notice to CIOM.

              10.1.2.1 There exists a final and unappealable judgment declaring the Proprietary Technology invalid in its entirety or as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology IG's Site or IG's IG Sportsbook.

              10.1.2.2 CIOM   fails  to  perform  or  comply  with  any  of  the
provisions set forth in this Agreement relating to banking functions which failure shall have continued for fifteen (15) days;

              10.1.2.3 CIOM fails to perform or comply with any of the warranties or representations set forth in this Agreement, which failure shall have continued for 30 days following notice by IG to CIOM.

              10.1.2.4 CIOM becomes insolvent, calls a meeting of creditors or a creditors' committee appointed, makes a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall seek to be adjudicated bankrupt or insolvent, or shall file any petition or answer or otherwise commence an action or proceeding seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Isle of Man Bankruptcy Code or any other present or future statute, law, or regulation, or shall file any answer admitting or not contesting the allegations of the petition filed against any such action or proceeding, or shall seek or consent or acquiesce to the appointment of any trustee, receiver, or liquidator of CIOM or of all or any part of the property of CIOM.

             10.1.2.5 Any action or proceeding is commenced against CIOM seeking any reorganization, arrangement, liquidation, dissolution, or similar relief under the Isle of Man Bankruptcy Code or any other or future statute, law, or regulation, or the appointment of any trustee, receiver, or liquidator of CIOM or any or all of its property is not dismissed within 60 days of the commencement or appointment, or CIOM by an act or omission indicates its consent to, acquiescence or approval of any such action, proceeding, or appointment or if the relief requested is granted sooner.

          10.2 CIOM's Rights and Remedies. Upon the occurrence of any Event of Default under Section 10.1 and at any time thereafter, in addition to all other rights and remedies available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, CIOM shall have the following rights and remedies which may be exercised, in CIOM's discretion, at any time or times, individually or cumulatively, with or without judicial process, with or without the assistance of others and without notice to or consent by IG except if such notice, consent or judicial process is expressly required by law.

              10.2.1     Terminate  this  Agreement  or:

              10.2.2     Operate  this  Site

          10.3 Rights and Remedies. Upon occurrence of any Event of Default described in Section 10.1 and at any time thereafter, in addition to all other rights and remedies available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, IG shall be entitled to terminate this Agreement without any further obligation to CIOM, with or without notice to or consent by CIOM, except if such notice, consent, or judicial process is expressly required by law.

11.     JUDGMENT  OF  INFRINGEMENT
---     --------  --  ------------

     If a court of competent jurisdiction issues a final judgment or issues a final injunction declaring the Proprietary Technology invalid in its entirety or as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology, IG's Site or IG's IG Sportsbook, this Agreement shall terminate.

12.  MISCELLANEOUS
------------------

          12.l Arbitration. All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If, after Thirty
(30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in Vancouver, B.C., Canada under the roles of the International Arbitration Center. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be confirmable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the panel of arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing Party.

          12.2 Marking. IG agrees it will mark all literature and Site communications that are the intellectual property of CIOM of any kind under this Agreement with the appropriate trademark, copyright, or patent marking reasonably required by CIOM. CIOM agrees it will mark all literature and site communications that are the intellectual property of IG of any kind under this Agreement with the appropriate trademark, copyright or patent marking reasonably required by 1G. IG further agrees to allow CIOM to put CR NetbookTM logo on IG' Sportsbook web-site.

          12.3  Choice  of  Law.   All   disputes   concerning   the   validity,
interpretation, or performance of this Agreement and any of its terms or conditions, or of any rights or obligations of the Parties, shall be governed by the laws of the State of Isle of Man, except its conflicts of laws.

          l2.4 Regulatory Compliance. Nothing in this Agreement shall be construed as requiring CIOM, its affiliates, agents, and joint-venturer, to operate or act as a Sportsbook operator or any equivalent entity requiring CIOM, its affiliates, agents, or joint venturer to obtain any license, concession or any other permission to operate. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and subnational units and covenant and agrees to cooperate at its own expense with all such units to obtain any regulatory review, license, concession, or other permission such units may reasonably require.

          12.5 Complete Understanding and Modifications. This Agreement constitutes the complete expression of the terms of the grant of this Agreement. All previous and contemporaneous agreements, representations, and negotiations, whether oral, written, or implied, related to this Agreement except the Non-Exclusive License Agreement, are superseded by this Agreement, except those included in the recitals to this Agreement. Any modifications to this Agreement must be reduced to writing, signed by both Parties, and attached to this Agreement, to be effective.

          12.6 Assignability. IG shall have the right, subject to CIOM's consent, which consent shall not unreasonably be withheld, to assign this Agreement to a subsidiary, affiliate, or a purchaser of all or substantially all the stock or assets of IG, after which any such assignee or purchaser shall become a party to this Agreement. CIOM shall have the right to assign this Agreement without the prior consent of 1G.

          12.7 No Waiver. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights under this Agreement and shall not bar, by waiver or estoppels, insistence upon performance by the other Party.

          12.8 Relationship of Parties. Nothing in this Agreement shall be construed in a manner which would create an employee-employer, principal-agent, joint venture, partnership relationship between the Parties.

          12.9 Retention of Ownership. This Agreement is not to be construed as an assignment of or transfer of ownership in the Proprietary Technology. Licensor retains ownership of and exclusive right to apply, license, or assign the licensed Proprietary Technology and all its improvements, alterations, or additions to such Proprietary Technology. The license to the use of the CR Netbook system extends beyond the termination of this agreement, but CIOM has no obligation to provide support or upgrades unless a separate agreement is entered into. IG shall have exclusive ownership of the Site, the URL, Website Graphics and database contents, including customer list.

          12.10 Application of IG's Improvements. IG shall not use, in the performance of its obligations under this Agreement. any improvements or additions to or in support of the Site developed by or on its behalf, without the prior written consent of CIOM, which will not be unreasonablywithheld.

          12.11 Severability. If any provision of this Agreement is illegal or unenforceable, it shall be deemed stricken and all the remaining provisions shall remain in full force and effect.

          12.12 Survival of Obligations. Each Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit.

          12.13 Representation by Counsel; Interpretation. CIOM and IG each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted them has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of CIOM and 1G.

          12.14  Recitals.   The recitals  shall  be  considered  part  of  this
Agreement.

          12.15 Headings. The Headings are for informational purposes only and shall rot constitute part of this Agreement.

          12.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original executed version of this document.

          12.17 Force Majeure. The Parties shall be excused from performance of their respective obligations under this Agreement for such period of time within which they are prevented from performing their obligations by acts of God, failures of Internet network or other communications facilities to permit operation of the Site, governmental intervention, riot, revolutions, insurrection, civil disturbances, strikes, or any other causes beyond their reasonable control.

          12.18 Partial Invalidity. If any term or provision of this Agreement, or any application of this Agreement to any Party or circumstance, shall be declared invalid or unenforceable, the remainder of this Agreement, or its application, shall not be affected by such determination and each other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted bylaw.

          12.19 Further Assurances. The Parties covenant and agree to execute such documents and perform such things as may reasonably be necessary to effect the execution and implementation of this Agreement.

          12.20 Notices. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:

     If  to  CIOM.

          Cyberoad.com  (IOM)  Limited
          Castle  Hill,  Victoria  Road
          International  House
          Douglas,  Isle  of  Man
          British  Isles,  1M2  ORB

     If  to  IG:

          Eugene  Herbert
          International  Gaming  LTD.
          c/o  Nevis  International  Trust  Company
          Stoney  Grove,  Charlestown
          Nevis,  West  Indies
          And  fax  copy  to:     212-504-7979
                                  869-469-5898

     IN Witness WHEREOF, each party of the parties has caused this Agreement to he executed on the dare first above stated.


                                                CYBEROAD.COM  (IOM)  LIMITED


 _________________                                 By:  /s/  John  Coffey
                                                    ----------------------
     Witness                                      John Coffey,  President


                                                 INTERNATIONAL  GAMING  LTD



 __________________                               -------------------------
    Witness                                       Title:  President





                                                 INTERNATIONAL  GAMING  LTD



                                                   By:  /s/  Robert  Herbert
 ___________________                               -------------------------
   Witness                                        Title:  President



                                                CYBEROAD.COM  (IOM)  LIMITED


 _________________                                 By:
                                                    ----------------------
     Witness                                       Title: